================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): February 6, 2006




                        CITADEL BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)






       DELAWARE                    001-31740               51-0405729
   (State or other        (Commission File Number)       (IRS Employer
   jurisdiction of                                      Identification No.)
   incorporation)



                           CITY CENTER WEST, SUITE 400
                            7201 WEST LAKE MEAD BLVD.
                             LAS VEGAS, NEVADA 89128
          (Address of Principal executive offices, including Zip Code)




                                 (702) 804-5200
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On February 6, 2006, Citadel Broadcasting Corporation (the "Company"), Alphabet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), The Walt Disney Company ("TWDC") and ABC Chicago FM Radio, Inc., a Delaware corporation and wholly owned subsidiary of TWDC ("Spinco"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company will acquire the ABC Radio and ABC Radio Networks businesses of TWDC through a business combination whereby Merger Sub will merge with and into Spinco (the "Merger"), with Spinco as the surviving corporation and a wholly owned subsidiary of the Company. The transaction value of the business combination is approximately $2.7 billion.

      Pursuant to a Separation Agreement dated February 6, 2006 between TWDC and Spinco (the "Separation Agreement"), TWDC will (1) engage in an internal restructuring whereby it will transfer to Spinco the ABC Radio and ABC Radio Networks assets, and Spinco will assume from TWDC certain ABC Radio and ABC Radio Networks liabilities and (2) immediately prior to the Merger distribute to holders of TWDC common stock all of the outstanding shares of Spinco common stock, either, in TWDC's sole discretion, through a pro-rata distribution of Spinco common stock in a spin-off, an exchange of Spinco common stock for TWDC common stock in a split-off, or a combination thereof (the "Distribution").

      Pursuant to the Separation Agreement and Merger Agreement, at the closing of the Merger, each share of Spinco common stock will be automatically converted into the right to receive one fully paid and nonassessable share of Company common stock which, subject to certain adjustments, will result in the Company's stockholders holding approximately 48% of the Company common stock immediately after the Merger and the stockholders of TWDC holding the remaining approximately 52% of such Company common stock. All outstanding TWDC stock options and restricted stock units (whether vested or unvested) held by TWDC employees who will be Company employees following the Merger will be assumed by the Company if the holder of such option or restricted stock unit so agrees. Each such option or restricted stock unit previously exercisable for shares of TWDC common stock will become exercisable for an adjusted number of Company shares at an adjusted exercise price. TWDC will retain the cash proceeds of debt to be incurred by Spinco prior to the Distribution, the amount of which is expected to be between $1.4 billion and $1.65 billion depending on the market price of the Company's common stock over a measurement period ending prior to closing.

      Prior to the closing of the Merger and pursuant to the Merger Agreement, the Company will declare a special dividend payable immediately prior to the closing of the Merger to holders of common stock of the Company of record at a date to be set prior to the closing of the Merger. The amount of the dividend will be determined based on the market price of the Company's common stock over a measurement period ending prior to closing. The transactions will not constitute a "fundamental change" as defined in the indenture governing the 1.875% convertible subordinated debentures of the Company due 2011.

      The Merger Agreement contains customary representations, warranties and covenants made by the parties, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period.

      The Merger and the issuance of Company common stock in the Merger have been approved by written consent by holders of record of a majority of the Company's common stock. Simultaneously with the execution and delivery of the Merger Agreement, those holders entered into a Support Agreement with the Company, TWDC and Spinco (the "Support Agreement") pursuant to which they agreed to take certain actions in furtherance of the Merger.

      Consummation of the Merger is subject to customary closing conditions, including the absence of certain legal impediments to the consummation of the Merger, the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the effectiveness of certain filings with the Securities and Exchange Commission, the receipt of consent to, or rulings on, the transactions from the Federal Communications Commission and the Internal Revenue Service and the receipt of certain tax opinions. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, a party may be required to pay to the other party a termination fee in the amount of $81 million. In addition, if the transaction is terminated under certain circumstances, TWDC may be required to pay the Company up to $15 million as a reimbursement of its expenses.

      The foregoing description of the Merger and Merger Agreement, the Separation Agreement and the Support Agreement and transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, the Separation Agreement and the Support Agreement (collectively, the "Agreements"), which are filed as Exhibits 2.1, 2.2 and 10.1 hereto, and incorporated into this report by reference.

      All stockholders of the Company and TWDC are urged to read the Agreements carefully and in their entirety. The Agreements have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about the Company or TWDC. Such information can be found elsewhere in the public filings that each of the Company and TWDC makes with the Securities and Exchange Commission ("SEC"), which are available without charge at www.sec.gov. In addition, documents filed by the Company with the SEC may be obtained free of charge by requesting them in writing from Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations.

      The Merger Agreement contains representations and warranties that the Company and TWDC made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and TWDC and may be subject to important qualifications and limitations agreed by the Company and TWDC in connection with negotiating the terms of the contract. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the Company and

TWDC rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

                                    * * * * *

      Forward-Looking Statements. This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to, among other things, the proposed merger and the combined company and involve risks and uncertainties. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the closing of the Merger, or whether the Merger will close at all. Factors that could cause the Merger to be delayed or to fail to close at all include: the failure to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure to receive required tax rulings or tax opinions; and a material adverse change in the business, assets, financial condition or results of operations of the Company or TWDC. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by the Company at www.citadelbroadcasting.com and by TWDC at http://corporate.disney.go.com/investors. Neither the Company nor TWDC assumes any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

      Additional Information and Where to Find It. In connection with the Company's proposed business combination with a subsidiary of TWDC, the Company intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and an information statement. Investors and security holders are urged to read these when they become available because they will contain important information about the Company, certain subsidiaries of TWDC and the combination. The information statement, prospectus and other relevant materials (when they become available) , and any other documents filed by the Company or TWDC with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company by directing a written request to:
Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations. Investors and security holders are urged to read the information statement, prospectus and the other relevant materials when they become available before making any investment decision with respect to the combination.

      No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, not shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ITEM 8.01.  OTHER EVENTS

      On February 6, 2006, the Company and TWDC issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

Exhibit No.          Description
---------            -----------


  2.1                Agreement and Plan of Merger dated February 6, 2006, by and among Citadel Broadcasting Corporation,
                     Alphabet Acquisition Corp., The Walt Disney Company and ABC Chicago FM Radio, Inc.

  2.2                Separation Agreement dated February 6, 2006, by and between The Walt Disney Company and ABC Chicago FM
                     Radio, Inc.

  10.1               Support Agreement dated February 6, 2006, by and among Citadel Broadcasting Corporation, The Walt Disney
                     Company, ABC Chicago FM Radio, Inc., and the Principal Stockholders listed therin.

  99.1               Joint Press Release of Citadel Broadcasting Corporation and The Walt Disney Company, dated February 6, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CITADEL BROADCASTING CORPORATION

                                                /s/ Farid Suleman
                                                -----------------------
Date: February 10, 2006                         Name:  Farid Suleman
                                                Title: Chief Executive Officer

                                  Exhibit Index


Exhibit No.          Description
---------            -----------
  2.1                Agreement and Plan of Merger dated February 6, 2006, by and among Citadel Broadcasting Corporation, Alphabet
                     Acquisition Corp., The Walt Disney Company and ABC Chicago FM Radio, Inc.

  2.2                Separation Agreement dated February 6, 2006, by and between The Walt Disney Company and ABC Chicago FM Radio,
                     Inc.

  10.1               Support Agreement dated February 6, 2006, by and among Citadel Broadcasting Corporation, The Walt Disney
                     Company, ABC Chicago FM Radio, Inc., and the Principal Stockholders listed therin.

  99.1               Joint Press Release of Citadel Broadcasting Corporation and The Walt Disney Company, dated February 6, 2006.